SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 26, 2004

THE THAXTON GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

000-27086	57-0669498
(Commission File Number)	(I.R.S. Employer Identification No.)

1524 Pageland Highway, Lancaster, South Carolina	29720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (803) 285-4337

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities and Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

The Thaxton Group, Inc. (the “Company”) has consummated the below described transactions. As previously discussed, the net proceeds from these transactions, as described below, are being placed into escrow because of the dispute in the bankruptcy proceedings regarding Finova’s claims.

Sale of Thaxton Commercial Lending Operations

After obtaining the approval of the Bankruptcy Court, the Company consummated the sale of substantially all of its Thaxton Commercial Lending operations to GEA Funding, Inc., a South Carolina corporation, as of October 26, 2004. As disclosed in the Company’s bankruptcy filings, one of the principals of GEA is David Bowers, who, until the closing of the sale, was a Thaxton employee.

The gross proceeds from the sale were approximately $411,600. The proceeds placed into escrow to be credited against the Company’s stated indebtedness to Finova were approximately $411,600.

Sale of The Modern Finance Company’s Auto Portfolio

After obtaining the approval of the Bankruptcy Court, the Company consummated the sale of substantially all of The Modern Finance Company’s auto loan portfolio to Palisades Collection, LLC, a Delaware limited liability company, and EMCC, Inc., a Delaware corporation, as of November 12, 2004.

The gross proceeds from the sale were approximately $1.2 million. The proceeds placed into escrow to be credited against the Company’s stated indebtedness to Finova were approximately $1.2 million.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

THE THAXTON GROUP, INC.

By:	/s/ Robert R. Dunn
Robert R. Dunn
President and Chief Restructuring Officer

Dated: November 30, 2004

3